As filed with the Securities and Exchange Commission on May 9, 2003
                                                      Registration No. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------
                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


           MINNESOTA                                            41-1597886
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                             -----------------------

                             6105 TRENTON LANE NORTH
                              MINNEAPOLIS, MN 55442
                                 (763) 551-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              WILLIAM R. MCLAUGHLIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SELECT COMFORT CORPORATION
                             6105 TRENTON LANE NORTH
                              MINNEAPOLIS, MN 55442
                                 (763) 551-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
    THOMAS R. MAREK, ESQ.                           CHRISTOPHER T. JENSEN, ESQ.
     AMY E. CULBERT, ESQ.                             STEPHANIE M. GULKIN, ESQ.
OPPENHEIMER WOLFF & DONNELLY LLP                    MORGAN, LEWIS & BOCKIUS LLP
  45 SOUTH SEVENTH STREET                                101 PARK AVENUE
   PLAZA VII, SUITE 3400                               NEW YORK, NY 10178
   MINNEAPOLIS, MN 55442                                 (212) 309-6000
      (612) 607-7000
                             -----------------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or investment reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-103469.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   TITLE OF EACH CLASS OF        AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM              AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED(1)     OFFERING PRICE PER UNIT      AGGREGATE OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     1,184,500                $13.00                     $15,398,500                 $1,245.74
===================================================================================================================================

(1) Includes 154,500 shares, which the underwriters have the option to purchase to cover over-allotments, if any.

                             -----------------------
THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
================================================================================

                                EXPLANATORY NOTE

         This registration statement is being filed with respect to the registration of additional shares of common stock, $0.01 par value per share, of Select Comfort Corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (this "Rule 462(b) Registration Statement"). The contents of Select Comfort's registration statement on Form S-3, as amended (Reg. No. 333-103469) (the "Initial Registration Statement"), which was declared effective as of 3:00 p.m., Eastern Time on May 8, 2003, are incorporated into this Rule 462(b) Registration Statement by reference. The final prospectus of the Initial Registration Statement will reflect the aggregate amount of securities registered in this Rule 462(b) Registration Statement and the Initial Registration Statement.

         We hereby certify to the Securities and Exchange Commission (the "Commission") that (1) we have instructed our bank to pay the Commission the filing fee of $1,245.74 for the additional securities being registered under this Registration Statement as soon as practicable (but in any event no later than the close of business on May 9, 2003); (2) we will not revoke such instructions; (3) we have sufficient funds in the relevant account to cover the amount of the filing fee; and (4) we undertake to confirm receipt of such instructions by the bank on May 9, 2003.




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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 8, 2003.

                                   SELECT COMFORT CORPORATION



                                   By:     /s/ William R. McLaughlin
                                       -----------------------------------------
                                           William R. McLaughlin
                                           President and Chief Executive Officer
                                           (principal executive officer)

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of May 8, 2003 by the following persons in the capacities indicated.


NAME                                 TITLE
----                                 -----


        *
----------------------------         Chairman of the Board
Patrick A. Hopf


/s/ William R. McLaughlin            President and Chief Executive Officer,
----------------------------         Director (principal executive officer)
William R. McLaughlin


/s/ James C. Raabe                   Senior Vice President and Chief Financial
----------------------------         Officer (principal financial and accounting
James C. Raabe                       officer)


        *
----------------------------         Director
Thomas J. Albani

        *
----------------------------         Director
Christopher P. Kirchen





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



        *
----------------------------         Director
David T. Kollat


        *
----------------------------         Director
Michael A. Peel



        *
----------------------------         Director
Trudy A. Rautio


        *
----------------------------         Director
Ervin R. Shames


        *
----------------------------         Director
Jean-Michel Valette


/s/ William R. McLaughlin
----------------------------         Attorney-in-fact*
William R. McLaughlin





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




                           SELECT COMFORT CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

                                INDEX TO EXHIBITS


   NO.                                   ITEM                                            METHOD OF FILING
   ---                                   ----                                            ----------------

1.1            Form of Underwriting Agreement...........................        Incorporated by reference to Exhibit 1.1
                                                                                contained in Select Comfort's Registration
                                                                                Statement on Form S-3 (Reg. No.
                                                                                333-103469).

4.1            Restated Articles of Incorporation of Select Comfort
               Corporation..............................................        Incorporated by reference to Exhibit 3.1
                                                                                contained in Select Comfort's Annual
                                                                                Report on Form 10-K for the fiscal year
                                                                                ended January 1, 2000 (File No. 0-25121).

4.2            Restated Bylaws of Select Comfort Corporation............        Incorporated by reference to Exhibit 3.2
                                                                                contained in Select Comfort's Registration
                                                                                Statement on Form S-1, as amended (Reg.
                                                                                No. 333-62793).

4.3            Registration Rights Agreement dated June 6, 2001 among
               Select Comfort Corporation and the investors signatory
               thereto..................................................        Incorporated by reference to Exhibit 10.7
                                                                                contained in Select Comfort's Quarterly
                                                                                Report on Form 10-Q for the fiscal quarter
                                                                                ended June 30, 2001 (File No. 0-25121).

4.4            Common Stock Purchase Warrant issued to Medallion Capital,
               Inc. under the Loan Agreement of September 28, 2001......        Incorporated by reference to Exhibit 10.3 contained
                                                                                in Select Comfort's Quarterly Report on Form 10-Q
                                                                                for the fiscal quarter ended September 29, 2001
                                                                                (File No. 0-25121).


5.1            Opinion of Oppenheimer Wolff & Donnelly LLP..............        Filed electronically herewith.

23.1           Consent of KPMG LLP, Independent Auditors................        Filed electronically herewith.

23.2           Consent of Oppenheimer Wolff & Donnelly LLP..............        Included in Exhibit 5.1.

24.1           Power of Attorney........................................        Incorporated by reference to Exhibit 24.1
                                                                                contained in Select Comfort's Registration
                                                                                Statement on Form S-3 (Reg. No.
                                                                                333-103469).




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